ELECTRONIC COMMERCE LICENSE
                        AND HOSTING AGREEMENT

            This Electronic Commerce License and Hosting Agreement ("Agreement") is made and entered into between Travel Dynamics organized under the laws of the State of Nevada, with its principal place of business located at 4150 North Civic Center Road, Penthouse Suite,
            Scottsdale, AZ 85251 (hereinafter referred to as
            "Travel Dynamics"), and APEX Interactive, Inc., a corporation organized under the laws of the State of Wisconsin, with its principal place of business located at 10437 Innovation Drive, #119, Wauwatosa, Wisconsin 53226 (hereinafter referred to as "APEX") and shall be effective as of the date this Agreement has been executed and delivered by both parties ("Effective Date").

                             WITNESSETH:

                       A.         APEX is engaged in the business
                       of website development, marketing, and
                       hosting. Travel Dynamics is engaged in the business of multilevel marketing. Travel Dynamics wishes to engage APEX to develop and host a website related to Travel Dynamics' business, and APEX wishes to be so engaged, on the terms and conditions contained herein.

                       B.         Robert Hahn ("Hahn") is a
                       principal of Beechwood Research, LLC
                       ("Beechwood").  Beechwood and Travel
                       Dynamics have previously attempted to
                       negotiate a so-called "Purchase Agreement -
                       Electronic Commerce Site" (the "Beechwood /
                       Travel Dynamics Agreement"), under the
                       mutually mistaken assumption that Beechwood was able to sell the rights to the Product to Travel Dynamics. The Beechwood / Travel Dynamics Agreement has been terminated pursuant to a Terminated Agreement between Beechwood and Travel Dynamics dated March ____, 2000 and is not in force and effect.

                       C.         In anticipation of the execution
                       and delivery of the Beechwood / Travel
                       Dynamics Agreement, Travel Dynamics made payments to Beechwood in the amount of $212,500. Hahn has forwarded such sum to APEX, and such sum shall be credited towards the fee to be paid by Travel Dynamics hereunder as set forth in the table in Exhibit B.

            I.     DEFINITIONS

                       1.01.     "Travel Dynamics Original Work"
                       shall mean materials and information
                       (including, but not limited to, Source Code) provided by Travel Dynamics to APEX, as well as any component or components of the Product derived from Travel Dynamics
                       Original Work or Travel Dynamics Licensed Work.

                       1.02.     "Travel Dynamics Licensed Work"
                       shall mean materials licensed to Travel
                       Dynamics by a third party for use in the Product. "APEX Licensed Work" shall mean material licensed to APEX by a third party for use in the Product upon terms which are acceptable to Travel Dynamics, and any derivations thereof. "Licensed Work" shall mean both Travel Dynamics Licensed Work and APEX Licensed Work, but shall not include any Prohibited Work.

                       1.03.     "APEX Original Work" shall mean
                       materials and information (including, but not limited to the Source Code) developed or owned by APEX and used in the Product, as well as any component of the Product derived from such materials and information.

                       1.04.     "Day" shall mean, unless otherwise
                       specified, a calendar day (as opposed to a regular working day). "Days" shall similarly mean calendar days.

                       1.05.     "Intellectual Property" shall have
                       the meaning set forth in Paragraph 7.01(a).

                       1.06.     "Product" shall mean any and all
                       software and/or supporting documentation developed in whole or in part by APEX for Travel Dynamics pursuant to this Agreement. It is the intent of the parties that the Product shall include, or be derived from, Travel Dynamics Original Work, Travel Dynamics Licensed Work, APEX Original Work and APEX Licensed Work, but shall not include any Prohibited Work.

                       1.07.     "Prohibited Work" shall mean any
                       materials, including software, which cannot be used by Travel Dynamics in connection with the Product, without violating Intellectual Property right(s) held by third party(s).

                       1.08.      "Source Code" means,
                       collectively, all available sub-programs, routines, program files, data files, file and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, algorithms, program architecture, systems designs, program structure, sequence and organization, screen displays and report layouts which are a part of the Product, in human-readable or machine-readable form.

                       1.09.      "Special Source Code" shall mean
                       that part of the Source Code relating to APEX's proprietary token-based security system, and any other part of the Source Code which the parties shall mutually designate from time to time in writing as Special Source Code.

                       1.09.     "Specifications" shall mean the
                       operational and/or functional description of the Product as set forth in Exhibit A as the same may be amended from time to time in a writing executed by both parties.

         II.     LICENSE

                       2.01.     APEX to Develop Product.

                       (a)     APEX shall create a Product which
                       conforms to the Specifications set forth in Exhibit A within the time periods, milestones and/or program schedules set forth in Exhibit B.

                       (b)     The Product produced for Travel
                       Dynamics pursuant to this Agreement shall be the property of APEX (except as otherwise explicitly set forth herein) and not be considered Work For Hire, but shall be subject to the terms and provisions of this Agreement.

                       (c)     APEX shall provide Travel Dynamics
                       with progress reports every two weeks, which shall indicate:

                         (i)     Status of progress to current
                         date/milestone;

                         (ii)     Short description of problems (if
                         any) in meeting such milestones;

                         (iii)     Proposed recovery method to next
                         milestone, if needed;

                         (iv)     Probability of meeting next
                         milestone.

            The parties agree to conduct regular progress review meetings at mutually agreeable times and locations to ensure their mutual satisfaction with the performance of the development and work.

                       2.02.     Milestones and Delivery Schedules.

                       (a)     On or before the deadline set forth
                       in Exhibit B, Travel Dynamics shall provide all necessary Travel Dynamics Original Work and Licensed Work to APEX for inclusion in the Product.

                       (b)     On or before the deadline set forth
                       in Exhibit B, APEX shall create a working site that will allow the same functionality (excluding database content) as the Beechwood model site that was demonstrated to Travel Dynamics and created by APEX (excluding Instant Call with five different call locations).

                       (c)     On or before the deadline set forth
                       in Exhibit B hereto, APEX shall complete the Product.

                       2.03.     [RESERVED]

                       2.04.     Additional Work.

                       (a)     After completion and approval of the
                       Product, APEX shall make available on every regular business day qualified personnel reasonably approved by Travel Dynamics to provide programming upgrade assistance to Travel Dynamics and technical assistance to Travel Dynamics and its distributors with respect to the Product. Travel Dynamics shall pay APEX at the rate of $120.00 per man-hour for said programming upgrade assistance and technical support. APEX shall remove and replace any such personnel upon the reasonable request of Travel Dynamics

                       (b)     All other work requested by Travel
                       Dynamics not described herein, and performed by APEX, shall be charged to Travel Dynamics a rate of $120 per man-hour.

                       (c)     APEX may adjust the hourly rates
                       charged for the work described in this
                       Section 2.04 after giving Travel Dynamics at least sixty (60) days prior written notice of the change. If requested by Travel Dynamics after such an adjustment, APEX shall provide Travel Dynamics a list of five
                       (5) publicly held Internet development
                       companies together with the hourly rates each company charges for comparable technical support if such rates can reasonably be determined, and APEX agrees that its adjusted rates will not exceed the mean of such rates.

                       1.05.      APEX to Host Product. APEX shall
                       host Travel Dynamics' Web site for the
                       Product, as well as the home page set-ups within the Product. This shall include keeping and maintaining the server(s) (which will contain the Product) on APEX's premises and linking said server(s) to the Internet through APEX's pipeline. As part of the hosting, APEX shall perform daily backups of the Web site and hourly database backups. Furthermore, APEX agrees to remove the daily backups from its premises and to store said backups in a reasonably secure location storage facility. Each month after the date of the completion of Phase 3 (as described in Exhibit A), APEX shall be entitled to an additional fee for performing such hosting services and providing the hardware for the Product (the "Hosting Fee"). Such monthly Hosting Fee shall be determined as set forth in this table:

            NUMBER OF MEMBERS AS OF                 PER MEMBER HOSTING FEE(1)
            THE 15TH DAY OF MONTH

            0 to 5000                               $8.33

            5001 to 15,000                          $7.50

            15,001 to 30,000                        $6.66

            30,001 to 50,000                        $5.83

            50,000 and over                         $5.00

[FN]

     1 THE PARTIES INTEND THE VOLUME DISCOUNT TO BE APPLIED AT THE MARGIN.  FOR
       EXAMPLE, FOR A MONTH IN WHICH THE NUMBER OF MEMBERS AS OF THE 15TH DAY IS 10,000, THE HOSTING FEE WOULD BE CALCULATED
            (5000 X $8.33) + (5000 X $7.50) =  $79,150.

                       Provided, however, that the minimum monthly
                       Hosting Fee shall be Fifteen Thousand
                       Dollars ($15,000.00) for any month in which the number of members on the fifteenth
                       (15th) day of the month is less than three thousand (3000). The Hosting Fee shall be paid to APEX no later than the end of each month. Travel Dynamics may terminate APEX's hosting services in accordance with the terms of this Agreement; provided, however, that if Travel Dynamics terminates APEX's hosting services hereunder prior to six (6) months after completion of Phase 3, Travel Dynamics shall continue to pay the Hosting Fee for the remainder of such six (6) month period. In the event Travel Dynamics terminates APEX's hosting services hereunder after such six (6) month period, no further Hosting fees shall accrue, other than any fees which may accrue under Paragraph 2.12. In the event Travel Dynamics terminates APEX's hosting services hereunder, APEX shall cooperate with Travel Dynamics in the transfer of such hosting responsibilities to the new host, and Travel Dynamics shall reimburse APEX for APEX's reasonable expenses relating to such transfer.

                       2.06.     Domain Name and Security. Travel
                       Dynamics shall be responsible for paying for and maintaining ownership of its domain name and annual security certificates. Travel Dynamics shall also pay APEX fifty-two Dollars ($52.00) per security token.

                          2.07.     Ownership by Parties.

                       (a)     License of Product. APEX hereby
                       grants to Travel Dynamics a worldwide,
                       nonsublicensable (except that Travel
                       Dynamics may grant a sublicense as necessary to permit an independent contractor to modify the Product on behalf of Travel Dynamics as permitted hereunder), nontransferable (except in connection with the permitted transfer or assignment of this Agreement) irrevocable (except in the event of non-payment by Travel Dynamics of sums required to be paid by Travel Dynamics under Paragraphs 2.05, 2.08, and 2.12 or other material breach of this Agreement by Travel Dynamics), royalty free (except for payments required to be made by Travel Dynamics hereunder) nonexclusive license to use and modify the Product (except for Licensed Work embodied in the Product). Travel Dynamics agrees to provide a copy of the sublicense agreement to APEX for approval prior to making it available to their customers. Travel Dynamics also agrees to gain APEX approval for any changes to the sublicense agreement after it goes in force and during the tenure of this agreement.

                       (b)     License of Travel Dynamics Original
                       Work. Travel Dynamics hereby grants to APEX
                       (a) a license to incorporate in the Product all Travel Dynamics Original Work, and (b) a sublicense to incorporate in the Product all Travel Dynamics' Licensed Work. Travel Dynamics Original Work as well as any ideas, innovations or inventions created or conceived utilizing, in whole or in part, Travel Dynamics Original Work, shall be owned solely by Travel Dynamics Further, APEX shall consider Travel Dynamics Original Work to be confidential, and shall have no right to utilize, directly or indirectly, Travel Dynamics Original Work in any other product or services. These limitations imposed upon APEX in this Paragraph 2.07 (b) shall survive any termination of this Agreement.

                       (c)     Ownership of APEX Original Work.
                       Ownership of APEX Original Work shall be retained by APEX.

                       (d)     Use of Licensed Work. APEX shall not
                       incorporate any Licensed Work in the Product unless Travel Dynamics has been granted a license to utilize the Licensed Work on terms and conditions acceptable to Travel Dynamics

                       2.08.     Payment. Provided that APEX is not
                       in material breach of this Agreement, Travel
                       Dynamics shall make payment in accordance with Exhibit B in U.S. currency on the dates set forth on Exhibit B. Past due amounts shall accrue interest at a rate equal to the lesser of one and one-half percent (1 1/2%) per month from the date due, or the maximum late charge permitted by law.

                       2.09.     Term. The term of this Agreement
                       shall commence on the date hereof and shall continue, unless sooner terminated, until the five (5) year anniversary of said date (the "Term"). After the expiration of the Term, this Agreement shall be automatically renewed for successive one (1) year renewal term(s), unless either party notifies the other party at least thirty (30) days prior to the end of the term of its intention not to renew.

                       2. 10.     Termination.  In the event either
                       party is in material breach of this
                       Agreement, including but not limited to
                       being delinquent in meeting the agreed upon milestones, delivery or payment schedules set forth in Exhibits A and B (subject to Section 2.11, below), the non-breaching party may, by notice to the breaching party, terminate this Agreement and seek any remedy available pursuant to this Agreement. Notwithstanding any other provision hereof, Travel Dynamics may terminate APEX's services hereunder, for any reason, upon or after the sixth (6th) month anniversary of the completion of Phase 3 and after thirty
                       (30) days written notice to APEX. Upon such termination, the work performed to date shall be licensed to Travel Dynamics pursuant to the terms of Paragraph 2.07(a) and (b) and the Source Code (other than the Special Source Code) for such completed work shall be delivered to Travel Dynamics.

                       2.11.     Time of the Essence. The parties
                       understand and agree that time is of the essence. If during the development of the Product pursuant to this Agreement, APEX is unable to meet the agreed-upon Specification by the date set forth herein in all material respects, for reasons other than a defect or defects in Travel Dynamics provided hardware or software or other breach by Travel Dynamics of any term of this Agreement, and if fifteen (15) days after receiving written notice of its inability to meet such Specification APEX has not yet met such Specification, then Travel Dynamics may:

                          (a)     Extend the correction period by
                          any amount of time as may be determined
                          by Travel Dynamics;

                          (b)     Approve the delivered Product
                          with a mutually agreeable reduction in
                          the contract price;

                          (c)     Elect to complete or have
                          completed (through third parties which
                          have executed confidentiality agreements imposing substantially similar obligations as are imposed upon Travel Dynamics and APEX pursuant to this Agreement) the nonconforming Product, and APEX shall give Travel Dynamics all reasonable cooperation with respect thereto at APEX's expense, including but not limited to (i) granting Travel Dynamics a world-wide, non-exclusive license to use APEX Original Work reasonably necessary for Travel Dynamics or such third party to complete the nonconforming Product and (ii) obtaining, or assisting Travel Dynamics in obtaining, any licenses from third parties necessary for the completion of the non-conforming Product. Thereafter, Travel Dynamics shall be entitled to deduct from amounts remaining due APEX pursuant to this Agreement, any amounts actually expended pursuant to this Subsection; or

                                  (d)        Terminate this
                                  Agreement for cause.

                       2.12     Special Source Code.
                       Notwithstanding any agreement to the
                       contrary contained in this Agreement, in the event of termination of this Agreement or the termination of APEX's hosting services under Paragraph 2.05, APEX shall have no obligation to deliver the Special Source Code to Travel Dynamics. However, in the event Travel Dynamics is using security tokens in conjunction with the Product as of the date that APEX's hosting services are terminated, APEX shall continue to host a security gateway to Travel Dynamics' new hosting location, enabling the continued use of the security tokens, at an annual fee of One Thousand Dollars ($1000).

            III.     REPRESENTATIONS AND WARRANTIES

                       3.01.     Express Representations and
                       Warranties of APEX. APEX represents and
                       warrants to Travel Dynamics that:

                          (a)     it has good and marketable title,
                          or a valid license, to all components of the Product and that the Product shall be free and clear of all liens, encumbrances, security interests or other claims (other than licenses of Licensed
                          Work).

                          (b)     APEX possesses the financial and
                          technical ability to perform its
                          obligations under the terms of this
                          Agreement.

                          (c)     No APEX Original Work or APEX
                          Licensed Work incorporated in the Product infringes upon any Intellectual Property right of any third party.

                          (d)     APEX represents and warrants that
                          the Product will perform in substantial
                          accordance with the Specifications and
                          any additional criteria agreed to in
                          writing by the parties, and shall not
                          contain any material defect in
                          operational performance or any material
                          programming defect.  APEX agrees to
                          promptly notify Travel Dynamics upon
                          learning of any such material defect in
                          operational performance or any material
                          programming defect.

                          (e)     APEX represents and warrants that
                          it shall perform the services and provide each and every component of the Product in a competent and workmanlike manner.

                          (f)     APEX shall "pass through" to
                          Travel Dynamics any equipment and third
                          party software end-user warranties and
                          indemnities which are by their terms
                          assignable to Travel Dynamics.  To the
                          extent APEX is not permitted to so pass
                          through, APEX shall enforce such
                          warranties and indemnities on behalf of
                          Travel Dynamics.

                          (g)     APEX represents and warrants
                          that, as of the date of installation, the
                          Product does not contain, and APEX will
                          exercise commercially reasonable efforts
                          to ensure that the Product will not
                          receive from any APEX data transmission
                          via modem or other APEX medium, any
                          Disabling Code including, but not limited
                          to, any limitations that triggered by:
                          (a) software being used or copied a
                          certain number of times, or after the
                          lapse of a certain period of time; (b)
                          software being installed on or moved to a
                          central processing unit or system that
                          has a serial number, model number or
                          other identification different from the
                          central processing unit or system on
                          which the Product was originally
                          installed; or (c) the occurrence or lapse
                          of any similar triggering factor or
                          event.  In the event a Disabling Code is
                          identified by Travel Dynamics or APEX in
                          the Product, APEX shall, at APEX's sole
                          cost: (w) take all steps necessary to
                          test a new copy of any affected software
                          for the presence of such Disabling Code;
                          (x) furnish to Travel Dynamics a new copy
                          of any affected software without the
                          presence of such Disabling Code; (y)
                          install and implement such new copy of
                          any affected software; and (z) assist
                          Travel Dynamics in restoring any and all
                          data or programming lost by Travel
                          Dynamics as a result of such Disabling
                          Code.  "Disabling Code(s)" means any
                          virus, worm, trap door, back door, timer,
                          clock, counter, Trojan horse or other
                          limiting routine, instruction or design
                          that would cause the Product not to
                          perform in substantial accordance with
                          the Specifications.

                          (h)     APEX represents and warrants that
                          the Product shall, at all times, achieve and maintain an uptime availability average of 99.95% during each calendar month measured at the APEX/internet interface, and not including scheduled downtime for maintenance and upgrades ("Uptime Standard"). For the purposes of this Agreement, if the Product falls below the Uptime Standard in any given month, Travel Dynamics shall notify APEX.
                           APEX will have fifteen (15) days
                          following such notice to correct the
                          situation.  If the Product falls below
                          the Uptime Standard in the following
                          month, Travel Dynamics shall so notify
                          APEX and APEX shall credit Travel
                          Dynamics a ratable portion of such
                          month's Hosting Fee.

                       3.02.     Disclaimer. OTHER THAN THE EXPRESS
                       WARRANTY SET FORTH IN PARAGRAPH 3.01, APEX
                       MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH
                       RESPECT TO THE PRODUCT OR THE SERVICES
                       PROVIDED BY APEX HEREUNDER. APEX HEREBY
                       DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES,
                       INCLUDING BUT NOT LIMITED TO THE IMPLIED
                       WARRANTIES OF MERCHANTABILITY AND FITNESS
                       FOR A PARTICULAR PURPOSE.

                       3.03.     Warranty Obligations. After
                       delivery of the Product to Travel Dynamics, upon notice from Travel Dynamics that the Product is in violation of the warranty contained in subparagraphs 3.01(d), (g) or
                       (h), APEX shall, without additional charge to Travel Dynamics, bring the Product into compliance with the Specifications, or repair such material programming defect or defect in operational performance, within five (5) days from the time Travel Dynamics notifies APEX of such noncompliance. Upon notice to APEX that the Product is in violation of the warranties contained in subparagraphs 3.01(a), (c) or (f), APEX shall, in its sole discretion, either (i) modify the Product so that the Product is no longer in violation of such representation or warranty, (ii) obtain at APEX's expense a license, from any third party the rights of which the Product is alleged to have violated, permitting the continued use of the Product by Travel Dynamics, or (iii) refund to Travel Dynamics the fees paid by Travel Dynamics hereunder with respect to that part of the Product which infringes such third party right, or with respect to all of the Product if the Product as a whole infringes such third party right.

                       3.04.     Termination Effect. Upon
                       termination or expiration of this Agreement for any reason, each party shall immediately destroy or return to the other all materials containing proprietary, confidential or private data and all copies thereof if so requested by the other party.

                       3.05.     Express Representations and
                       Warranties of Travel Dynamics. Travel
                       Dynamics represents and warrants to APEX that:

                          (a)     Travel Dynamics has good and
                          marketable title to all Travel Dynamics
                          Original Work.

                          (b)     Travel Dynamics has the right to
                          sublicense to APEX all Travel Dynamics
                          Licensed Work provided by Travel Dynamics to APEX hereunder.

                          (c)     No Travel Dynamics Original Work
                          provided to APEX hereunder infringes upon any Intellectual Property right of any third party.

            IV.     INDEPENDENT PRODUCT DEVELOPMENT AND RELATED RIGHTS

                       a.         Except as otherwise provided
                                  herein, this Agreement does not
                                  and shall not be construed to
                                  limit the rights of either party
                                  to independently develop, market,
                                  sell, lease, service or
                                  manufacture competing products
                                  provided that no proprietary
                                  knowledge or know-how of the
                                  other party is used in such
                                  products.  The foregoing
                                  notwithstanding, Travel Dynamics
                                  shall not reverse engineer any
                                  portion of the Product.

            V.     HEADINGS

                       5.01.     The headings and titles of the
                       Articles and Sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any provision.

            V1.     NOTICES

                       6.01.     Any notice which may be required
                       to be given under this Agreement shall be in writing and shall be sent either by facsimile actually received by the other party, or by a nationally recognized overnight delivery service with proof of delivery. To the extent this Agreement requires notice to be given to APEX or Travel Dynamics, such notices shall be deemed to have been duly given and delivered upon the receipt of such fax or one (1) day after being sent by such overnight delivery service, to the parties at the following locations, or such other addresses as the parties may designate from time to time:

            IF TO APEX:                            IF TO TRAVEL DYNAMICS

            Mr. Joseph G. Wirtz                    Mr. James Piccolo
            APEX Interactive                       Travel Dynamics
            10437 Innovation Drive                 4150 North Civic Center Road,
            Suite 119                              Penthouse suite
            Wauwatosa, Wisconsin 53226             Scottsdale, Arizona 85251
            Fax No.: (414) 443-2740                Fax No.: (480) 425-7700

            VII.     INDEMNIFICATION

                       7.01.     Indemnification.

                       (a) APEX Interactive. APEX shall indemnify, defend and hold Travel Dynamics harmless from, and pay any judgment for, any suit, claim, fine, demand, penalty or proceeding (hereinafter "Travel Dynamics Claim") against Travel Dynamics alleging that any portion of the Product (other than any portion of the Product consisting of containing, or derived from any Travel Dynamics Original Work or any Travel Dynamics Licensed Work) infringes any patents, utility models, copyrights, trademarks, trade secrets or any other intellectual property rights of a third party ("Intellectual Property"), provided that APEX is promptly notified in writing of any Travel Dynamics Claim, given all reasonable assistance required, and permitted to direct the defense of such Claim. Travel Dynamics may at its own expense retain independent counsel to represent it with respect to any Claim. APEX shall have no liability for settlements or costs incurred without its consent.

                       (b) Travel Dynamics Indemnity. Travel
                       Dynamics shall indemnify, defend and hold
                       APEX harmless from, and pay any judgment for, any suit, claim, fine, demand, penalty or proceeding (hereafter "Claim") against APEX alleging that the Travel Dynamics Original Work or Travel Dynamics Licensed Work contained in the Product or that Travel Dynamics modifications to the Product infringes any Intellectual Property of a third party, provided that Travel Dynamics is promptly notified of any Claim, given all reasonable assistance required, and permitted to direct the defense of such Claim. APEX may at its own expense retain independent counsel to represent it with respect to any Claim. Travel Dynamics shall have no liability for settlement or costs incurred without its consent.

                       7.02.     Injunction. In the event that
                       Travel Dynamics' use or marketing of the Product is enjoined due to an alleged infraction by any of APEX's Original Work contained in the Product of any Intellectual Property of a third party, APEX's sole obligation shall be to, at its option and expense, (a) license to Travel Dynamics a fully equivalent component of APEX's Original Work not subject to such injunction, (b) modify APEX's Original Work so that it is no longer subject to such injunction, (c) obtain for Travel Dynamics the right to continue using the enjoined Product, or (d) take back the enjoined Product from Travel Dynamics and refund to Travel Dynamics the amounts paid by Travel Dynamics hereunder.

            VIII.     ASSIGNMENT

                       8.01.     Assignment by Travel Dynamics.
                       Travel Dynamics shall not Transfer this
                       Agreement, except with the prior written consent of APEX, which consent shall not be unreasonably withheld;

                       8.02.     Assignment by APEX. APEX shall not
                       assign or otherwise transfer this Agreement
                       (other than the right to receive payments hereunder), except with the prior written consent of Travel Dynamics, which consent shall not be unreasonably withheld.

            IX.     SEVERABILITY

                       9.01.     If any provision of this Agreement
                       is held invalid by any law, rule, order or regulation of any government, or by the final determination of a court of last resort or arbitrator, such invalidity shall not affect (a) the other provisions of this Agreement, (b) the application of such provision to any other circumstance other than that with respect to which this Agreement was found to be unenforceable, or
                       (c) the validity or enforceability of this Agreement as a whole.

            X.     SURVIVAL

                       10.01.     Unless this Agreement expressly
                       provides otherwise or by its nature a
                       provision cannot survive this Agreement, the provisions of this Agreement shall survive the expiration or any termination of this Agreement.

                   XI.     CONFIDENTIAL AND PROPRIETARY INFORMATION

                       11.01.     Non-Disclosure of Proprietary
                       Information. All information of a
                       confidential and/or proprietary nature
                       furnished or disclosed by either party shall remain the property of the disclosing party. The recipient shall take all reasonable steps to prevent the disclosure of such information, and shall allow the disclosure of such information within its own organization only on a need-to-know basis. If the recipient reproduces any part of such information for permitted use within its own organization, the recipient shall indicate the disclosing party's proprietary interest on all such reproductions. If any such information is transferred to Travel Dynamics' or APEX's vendors, suppliers or customers, such information and such transfer must be authorized in writing by the disclosing party. The foregoing notwithstanding, in no event shall Travel Dynamics or APEX disclose or cause to be disclosed, directly or indirectly, in whole or in part, any confidential information of the other to any competitor of the other. Such obligation to keep information confidential shall survive termination or expiration of this Agreement.

                       11.02.     Exception to Non-Disclosure.
                       Neither party hereto shall be bound by the confidentiality obligations of Section 11.01 hereof if.:

                          (a)     The information was in the public
                          domain at the time of disclosure;

                          (b)     The information becomes publicly
                          available through no fault of the recipient;

                          (c)     The information was in the
                          recipient's possession, free of any
                          obligation of confidence, at the time of receipt of the information;

                          (d)     The information was independently
                          developed by employees or agents of the
                          recipient, without reverse engineering
                          barred by this Agreement or applicable
                          law, and without reference to any of the information disclosed in confidence; or

                          (e)     The recipient is obligated to
                          produce the information under court or
                          government action after all reasonable
                          appeals have been exhausted.

                       11.03     No use of Confidential
                       Information. Travel Dynamics shall own the content of its database (including, without limitation, the commission structure, customers, clients, vendors, independent reps and distributors), and APEX shall have no rights in or to any information contained in Travel Dynamics' database, and APEX shall not sell, use, market, publicize or otherwise exploit (commercially or otherwise) any information contain in Travel Dynamics' database, including without limitation, e-mailing or otherwise contacting any of representatives, distributors or vendors.

                   XII.     ARBITRATION

                       12.01     Any dispute arising out of or
                       relating to this Agreement shall be settled by binding arbitration, conducted on a confidential basis, under the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Wisconsin. The arbitration shall be held at a mutually agreeable location in Waukesha, Wisconsin and conducted by one (1) arbitrator chosen from a list of attorneys or judges who are members of the Association's commercial arbitration panel and are knowledgeable about the software and electronic commerce industries. If the parties cannot within thirty (30) days after the expiration of such 60-day period, agree on the selection of the arbitrator, the arbitrator will be chosen pursuant to the Commercial Arbitration Rules of the Association. The costs of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties to the dispute. The judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking equitable remedies in any court having jurisdiction hereof including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator shall not award any consequential, incidental punitive or exemplary damages. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages.

                   XIII.     WAIVER

                       13.01     Failure or delay of either party
                       to exercise any right or remedy under this Agreement or to require strict performance by the other party of any provision of this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder.

                   XIV.     FORCE MAJEURE

                       14.01     Subject to a party's right to
                       terminate this Agreement under Section 2.09, neither APEX nor Travel Dynamics shall be liable to the other for its failure to perform any of its obligations during any period in which such performance is delayed by fires, insurrection, acts of God or of the public enemy, or compliance with any law, regulation or other governmental order.

                   XV.     FURTHER ASSURANCES

                       15.01     The parties agree to execute all
                       instruments and documents of further
                       assurance and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated by this Agreement.

                   XVI.     GOVERNING LAW

                       16.01     This Agreement shall be governed
                       by and construed in all respects in
                       accordance with the laws of the State of Wisconsin. Any action brought concerning this Agreement or the relationship of the parties shall be commenced in Wisconsin circuit court located in Waukesha County, Wisconsin or in the Federal District Court for the Eastern District of Wisconsin.

                   XVII.     REMEDIES CUMULATIVE

                       17.01     Except as otherwise set forth
                       herein, any rights or cancellation or
                       termination, or remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedy not inconsistent herewith, of which the injured party may be entitled to herein or at a law or in equity, including, but not limited to, the remedy of specific performance.

                   XVIII.     CONDITIONS PRECEDENT/THIRD PARTY LICENSES

                       17.01      [reserved]

                       17.02      Warrant and Registration Rights
                       Agreement.  It shall be a condition
                       precedent to APEX's obligations hereunder that Travel Dynamics shall have executed and delivered to APEX (a) a Warrant to purchase certain shares of the common stock of Travel Dynamics, and (b) a Registration Rights Agreement with respect to the shares subject to the Warrant, each in a form acceptable to APEX.

                       18.03     License from Third Parties. In
                       developing the Product for Travel Dynamics, APEX may be required to obtain licenses from third party licensors or may be subject to third party encumbrances other than prerequisite licenses (e.g. license limitations or payment to third parties). All such currently known requirements/encumbrances will be communicated by APEX promptly to Travel Dynamics but in any event prior to final delivery of the Product to Travel Dynamics The parties will attempt to minimize, where possible, the necessity for such prerequisite licenses. APEX understands and agrees that Travel Dynamics shall not be required to accept any Product which requires Travel Dynamics to enter into license or sub-license arrangement on terms which are not acceptable to Travel Dynamics

                   XIX.     INTEGRATION

                       19.01     This Agreement, including all
                       exhibits (all of which are incorporated into this Agreement), constitutes and contains the entire agreement and understanding concerning the subject matter between the parties, sets forth all inducements made by any party to any other party with respect to any of the subject matter, and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements or agreements, whether written or oral. Each of the parties acknowledges to each of the other parties that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement, and each of the parties acknowledges that it has not executed this Agreement in reliance or any promise, representation or warranty not contained herein.

                   XX.     PRE-EXISTING TECHNOLOGY AND INTELLECTUAL PROPERTY

                       20.01     Except as explicitly set forth
                       herein, nothing herein shall be deemed to transfer any ownership of any Travel Dynamics Original Work or APEX Original Work, or other things tangible or intangible, created by either party or acquired by a party from a third party.

                   XXI.     RELATIONSHIP OF THE PARTIES

                       21.01     APEX is an Independent Contractor.

                       (a)     It is the intent of the parties that
                       during the term of this Agreement APEX shall be an independent contractor, and nothing set forth herein shall be deemed or construed to render the parties joint ventures, partners or employer and employee. Neither party is authorized to make any commitment or representation on the other's behalf.

                       (b)     During the term of this Agreement,
                       if the term "partnership," "partner" or
                       "development partner" or the like is used to describe the parties' relationship, Travel Dynamics and APEX agree to make it clear to third parties that these terms refer only to the spirit of cooperation between them and neither describe, nor expressly or impliedly create, the legal status of partners or joint ventures.

                       (c)     APEX may hire employees, associates,
                       consultants or other outside agents
                       ("Agents") to assist with the performance of APEX's responsibilities under this
                       Agreement. All such Agents shall be subject to the confidentiality term of this Agreement.

                       (d)     Travel Dynamics will not deduct from
                       APEX's fees any amount for taxes, insurance, bonds or payments of any kinds related to an employer-employee relationship unless Travel Dynamics is held responsible for such items. APEX understands and agrees that it is responsible for the full payment of wages and other compensation of any and all Agents APEX may choose to engage, and for the payment of any federal, state and local income taxes, social security taxes, workers compensation and other insurance required by law.

                       (e)     APEX may determine the method,
                       details and means for performing services called for in this Agreement, subject to the Specifications, timetables and milestones supplied by Travel Dynamics.

                       (f)     APEX maintains independent offices
                       in which it performs a majority of its work.
                       Work at Travel Dynamics' location will be done only as necessary to facilitate interaction with Travel Dynamics' equipment or other personnel.

                       (g)     APEX is free to set its own hours
                       for performing the services called for in this Agreement, and is free to choose and schedule work for other customers without regard for this Agreement, subject to the completion schedule, time frames and milestones set forth Exhibits "A" and "B" attached hereto.

                   XXII.     ATTORNEYS' FEES

                       22.01     The prevailing party in any action
                       or proceeding (including, without
                       limitation, arbitration) between Travel
                       Dynamics and APEX arising out of or related to this Agreement shall be entitled to recover from the other party all of its reasonable attorneys' fees and costs in connection with such action, including any arbitration or appeal of such action.

            IN WITNESS WHEREOF, authorized representatives of the parties have affixed their signatures as the Effective Date.

            Dated:     ____________, 2000     APEX


                                                 APEX Interactive, Inc.


            BY:
            Joseph G. Wirtz, President
            TRAVEL DYNAMICS
            Travel Dynamics


            BY:
                 James Piccolo, CEO



                              EXHIBIT A

            PRODUCT SPECIFICATIONS

            The parties hereto contemplate that delivery of the Product shall occur in four (4) phases, each of which are described below. Travel Dynamics shall have the right, but not the obligation, to proceed with the next phase of development upon completion by APEX of the work required to achieve the Product Specifications for the then-current phase of development. The existence of a writing executed by both parties shall be considered conclusive proof of the parties' agreement to proceed with the subsequent phase on the terms and conditions set forth in the writing. This phase shall be known as "Phase 5" and is not a part of this Agreement.

                       Phase 1.  Phase 1 shall consist of the
                       design meeting and follow-up to define the functionality changes, aesthetic changes, and development of the costs associated with Phase 2 through Phase 4 of the development of the Product. Phase 1 shall include, but shall not be limited to:

                     a. Delivery by Travel Dynamics of proposed functionality changes to the Specifications;

                     b. Delivery by Travel Dynamics of proposed changes to the Specifications;

                     c. Delivery by APEX of a budget of projected time/cost to complete Product ("Projected Cost");

                     d. Delivery of Travel Dynamics of the graphic design suggestions and logo to be used in the Product;

                     e. APEX to begin programming on the
                     compensation plan and construction of the "Back office" of the product;

                     f.  Execution of the signed Agreement.

                       Phase 2. Phase 2 shall consist of the
                       implementation and incorporation by APEX of the functionality and aesthetic changes, the database content (including, without limitation, Travel Dynamics' commission compensation structure), and Instant Call into the working Product. Phase 2 will also call for working demonstration of the Product that will be complete with; A working sample Travel Dynamics Home Page with three sections, (1) Travel Dynamics Home page with future functionality indicated by non working navigation bars,
                       (2) Travel Dynamics Mall Home page with
                       Travel Dynamics Travel Options page,
                       Entertainment Options page, Shopping Options page, (3) Associate "Back Office" page with security options. This phase shall also incorporate the automated enrollment sections for the purchase of the TruPack $495.00 that generates an online web page for the Associate with options to select from six (6) different home page options. The development of a complete and fully functioning Product with testing shall not be the goal of this phase. It is agreed that this phase will be the "roll-out" or "introduction" phase for Travel Dynamic's direct marketing base. Many of the functions in this specification simply can not be totally completed by the proposed "roll out" date and that much of the success of this phase is contingent on Travel Dynamics delivering graphic design concepts and approving these designs prior to the "roll out" date.

                       Phase 3. Phase 3 shall consist of the
                       implementation by APEX of the functionality and aesthetic changes, the database content (including, without limitation, Travel Dynamics' commission compensation structure and reports into the working Product), setting up the Instant Call program for customer support, the development of a complete and fully functioning Product per the specifications included hereunder. Phase 3 shall include but not be limited to the delivery of the final Product, as well as revisions to the Product, if necessary.

                       Phase 4. Phase 4 shall consist of hosting services and technical support following
                       DELIVERY of the Product to Travel Dynamics.
                       Phase 4 shall include:

                     a. Technical support for Travel Dynamics and its distributors every regular business day at a rate of $120.00 per hour, subject to adjustment pursuant to Section 2.06;

                     b. Hosting Travel Dynamics' server at APEX's premises, including providing Internet access for the server, hosting all the home page set-ups within the Product, making daily site backups and hourly database backups, and removing the backups from APEX's premises and storing them long term in a qualified storage facility;

                     C . On-going product support and new feature development for the Product.

                     The following list of specifications shall be used for the creation of the Product.

                     Product Specifications:

            ASSOCIATE SITE

            Travel Dynamics' Independent Associate site will have the same functionality as found in the company site as outlined below with the exception of the "teaser page" and Corporate history. However, each Associate's page will have a link to the Corporate site. Each Associate will have 6 templates to choose from and the ability for limited customization for their individual site. The Associate site will utilize the same buttons for information as follows.

            CORPORATE SITE

            Travel Dynamics Company Home Page to include:

            A collage of Pictures depicting Travel Dynamics Company with Travel Dynamics' marketing questions. Travel Dynamics' Company site will include an area to enter a zip code. The customer will be transferred to the qualified associate site related to the zip code that was entered. The option for browser download should also be available on the homepage with instructions for users. There will be a "Teaser page" that will be hosted on a separate URL that will link to the Corporate home page. This will be a straight HTML questionnaire that when completed will send the visitor to the Corporate Home page.

            Several Title Buttons to choose from that link the visitor to the prospective pages:

                     Go Shopping (Information about shopping in the
                 Travel Dynamics Mail
                     How to shop tutorial Formation on how to shop
                 and what to do inside the mall
                     Enter the Mall (Takes customer directly into
                 the Mall)
                     About Travel Dynamics' company (Information, on
                 the corporation, stock and investor information and program outline and Links to subsections):
                     Vision and Mission (Information and Graphics) Management Formation, Pictures, and Graphics,) Strategic Alliances (Information, Pictures and
                 Graphics)
                     Product Line (formation, Graphics and Links to
                 subsections)
                     administrative section of the distributor log
                 in below)
                     e-commerce -Information regarding purchasing
                 and discount products, Graphics and Links to subsections

                            Go Shopping in the Travel Dynamics Mall
                       (Information, Graphics, Links to subsections and all product purchases from each prospective vendor will be tracked and linked to the portal site in which the distributor entered, the commission tracking will be a component of each mall owner or Direct sales persons commission report as outlined in the administrative section of the distributor log in below)

                    How to shop tutorial

                 The Travel Dynamics. Mall will be branded with the Travel Dynamics logos and image and contain all components and functionality of the Beechwood Research, LLC demonstration site called "The I-Mall" and will include (but not limited to) the following:
                           All current and future vendors stores
                       (Travel Dynamics will have first right of refusal.)
                           Navigation features to browse by
                       category or floor.
                           Newbie University on all sites.
                           Global Product search w/splash page for
                       each store site category
                           Instant Call Back feature to be routed
                       to the Travel Dynamics Customer Service
                       Department with up to five (5) different ring locations per Travel Dynamics choice.
                           All link Lock Vendor Features, Gobbets
                       updating each vendor store, etc.
                           E-mail Links to tech support (Apex), to
                       Customer Service and to Representative
                       Information. (Travel Dynamics)
                           Bonus Bucks (Travel Bucks) Program and
                       Lifestyles Store with all products
                           Promotional Giveaway lead generation
                       Program
                           Auction/Bid Product program
                           The Travel Dynamics Store to include all
                       current product offerings, new Logo and
                       conference schedule, all personal
                       development and sales aids and training
                       programs.

                    Business Opportunity (Information, Graphics,
                 Flash Presentation and Links to subsections)

                           Flash Presentation (presenting business
                       opportunity)
                           Mission (Information and Graphics)
                           Market and Strategy (Information and
                       Graphics)
                           Business Overview (Power point
                       presentation with multiple slides, Power
                       Point Down Load Capabilities)
                           Compensation Plan (Information and
                       Graphics)
                           Training and Support (Information,
                       Graphics and link to the IME event sites)
                           Become a Distributor and Web Mall Owner
                       (Information, Graphics and Links to
                       subsections):
                                Independent representative
                              application agreement with online
                              processing of credit card information.
                                Upon credit card approval a
                              distributor ID# is automatically
                              assigned, the new distributor is
                              automatically placed in the database
                              genealogy, the company is e-mailed
                              the new distributor information, the
                              up-line is e-mailed new distributor
                              contact information, and the
                              distribution center is automatically
                              notified to send a marketing director
                              kit.
                                Web Mall owner application
                              agreement with online processing of
                              credit card information.
                                Upon credit card approval the mall
                              site is automatically assigned the
                              same distributor ID# and begins an
                              automatic URL to be searched and
                              assigned. Shipping information to be
                              automatically sent to distribution
                              facility for Web owner welcome kit
                              and security token to be sent.
                                6 unique home page designs will be
                              available for the new web director to
                                Choose and be assigned with options
                              to insert pictures and graphics.
                                Frequently Asked Questions Section
                              (information and graphics)

            ASSOCIATES HOME PAGE

            The associate home page shall consist of six different designs (Looks and feels) that can be selected and changed at the Associates discretion. There shall be an option to import customized text and photos that can be selected and modified by the Associate from a secure page. There shall be a method for navigating between four (4) main sections of the Associates site; Travel, Entertainment, the Shopping mall and an Opportunity section. The four sections shall include:

                    Travel

                 Hotel bookings via a link to a TruDynamic's partner site
                 Condo Rentals via a link to a TruDynamic's partner site
                 Group Adventures via a link to a TruDynamic's partner site
                 Airline via a link to a TruDynamic partners site
                 Car Rental, Train and Bus via a link to a TruDynamic's partner's site.

                 These will not be booking sites but informational only sites and will not constitute special programming for auditing commissions. There will also be a City Search link that will allow an Associate to locate service providers in a given city where travel discounts may be used. There will also be the facility for a site visitor to purchase the travel package that will be managed through the current commission program and show up in the proper direct sales members register.

                    Entertainment

                 This area shall be used for the linking to Travel Dynamics partners sites to check on discounted dining card members, airline, golf and ski discounts. It shall not be a booking engine but will include the ability to purchase magazines through the Travel Dynamics site.

                    Shopping

                 The shopping area will consist of a Travel
                 Dynamics branded mall that will contain name brand stores as well as a Travel Dynamics outlet for health products or other items. The addition of this health store, or any future stores, shall not be part of the original specifications but is listed here as an acknowledgement of the desire of Travel Dynamics for future store additions to the shopping site and the need to program in a method
                 for expansion in the data base.   The shopping
                 area will allow the visitor to purchase items, goods and services, including long distance telephone service online. All commissions from this section shall show up on the Associates reports. Commissions from stores from within the mall will populate the Associates reports as soon as they are received from the stores and on a real-time basis from any store that is hosted on the "closed mall" or resident on the APEX servers. Each shopping site shall have Instant call feature that will create an interactive customer service feature between the visitor and the Travel Dynamics customer service group.

                    Opportunity

                 Each Associate site shall have the ability to present a Power Point or Flash presentation on the business opportunity (Travel Dynamics shall provide the content for this presentation). There will be a explanation of the compensation plan in this area as well as a copy of Travel Dynamics policies and Procedures. Content can include testimonies from current Associates as chosen by Travel Dynamics for their opportunity presentation. There will be a facility for allowing Travel Dynamics to change these testimonies and import pictures from gig, tif or Jpeg files. As new services are added to the Travel Dynamics program this area of the site will have the ability to allow Travel Dynamics personnel to update content.

      DISTRIBUTOR LOG
      In Bar code security is provided to ensure optimal security for web director access, to include the security token feature. Once Associate is inside, the Web owner will be placed into the Travel Dynamics "I-Office" Home Page to include Information, Graphics, Capability to run audio/video streams, Option to download audio/video player with user instructions, Button Links to subsections: Travel Dynamics will provide the video and content for such broadcasting as well as the following features:

      WEB ADMINISTRATIVE SECTION
                    Personal Sales Volume "Real Time" Reports for
                 either Travel Dynamics Products and/or stores other than Travel Dynamics (providing the purchases are made from current reporting APEX hosted stores). All other stores sales data shall populate these reports when received from the stores.
                    Group Sales Volume Reports for either Travel
                 Dynamics Products and/or stores other than Travel Dynamics for Registered groups as well as downline sales in an Associates group.
                    Drill Down Purchasing capabilities to view
                 customer transactions and buying habits from all stores that do not filter customer data under a privacy policy or agreement with their customers.
                 In such cases drill down will show the amount of the purchase and from what store it came from.
                    Query capabilities to include (within downline
                 only, not company wide)
                           New Associates signups
                           Qualified Associates or Distributors
                       within a given group
                           Non-Qualified Associates or Distributors
                       in a given group
                           Commissions Due at variable time frames
                           Distributor lists by state, title and
                       qualification
                    E-mail Distribution Lists Capabilities (within
                 downline only, not company wide)
                           E-mail Qualified Associates or
                       Distributors in your group
                           E-mail Non-Qualified Distributors
                           E-mail Down-line By Title or Rank
                           E-mail distributors by state
                           E-mail shoppers club members
                    Lead Follow Up/Generation Program Web owner
                 notification of the address of all of their mall
                 visitors who fill out a profile for e-mail follow up. There shall be a lead follow-up training program on this part of the site.

            TRAVEL DYNAMICS COMPANY FORMS AND TRAINING REPORTS
            (All information for web owner downloading purposes)

                    Independent Associates Applications/Agreements
                 > Web owners Applications/Agreements > Product Order Forms > Training Reports or programs > Positive Press > Leadership Lists );~ Business Opportunity Outlines/Conference Call Outlines > Action Plan For Success Advanced Training Reports > Sales aid order forms.
                    Complete Company Calendar/Event Registration
                 and Forms

                    Travel Dynamics. Business Sales Aid section to
                 include information, pictures, graphics, sales aid purchase options that shopping cart the sales aides and send secure credit card and order information to the distribution center. Sales aides are to be included in the Travel Dynamics store.

                    Go Shopping in the Travel Dynamics Mall
                 (Information, Graphics, Links to subsections and all product purchases from each prospective vendor will be tracked and linked to the portal site in which the distributor entered, the commission tracking will be a component of each mall owner or web owner's commission report as outlined in the administrative section of the distributor log-in below)


                           The Travel Dynamics Mall will be branded
                       with the Travel Dynamics logos and image and contain all components and functionality of the Beechwood Research, LLC "I-Mall" to include (but not limited to) the following:

                                All current and future vendors
                              stores (Travel Dynamics will have
                              first right of refusal)
                                Newbie University on all sites
                                Global Product search w/ splash
                              page for each store site category
                                Instant Call Back feature to be
                              routed to the Travel Dynamics
                              Customer Service
                                All link Lock Vendor Features, as
                              well as robot updating each vendor
                              store, etc.
                                E-mail Links to tech support (Apex)
                              Customer Service and Representative
                              Information. (Travel Dynamics)
                                Bonus Bucks or "Travel Bucks"
                              Program that allows for purchaser to
                              earn products from the Lifestyles
                              Store that will be in the "closed mall."
                                Promotional Giveaway lead
                              generation Program which will be
                              defined by Travel Dynamics but follow
                              the example in the Beechwood
                              Research, LLC "I-Mall" example.
                                Auction/Bid Product program feature.
                           The Travel Dynamics mall database system
                       is also the complete administrative backbone of the company and will include the following features as outlined below:

      AGENT ACCESS
                           Order Entry access features -Full
                       remote, secure access with password
                       protection to the database -Data entry
                       capabilities for Mall owner and order entry
                       -Employee log-in automatically assigned to entries -Authorization to make same day changes on their entries only.
                           Customer Service access features -Full
                       remote, secure access with password
                       protection to the database -Access to view all accounts for customer service related issues -Authorization to make changes to contact information (name, address, phone number, email, etc.)

      MODIFY ACCESS
                           Same features as Agent Access, Plus:
                 -May issue credits
                 -Able to make Social Security # or Federal Tax ID#
            changes
                 -Authorization to correct data entry errors on any
            agent's entries

            MANAGEMENT ACCESS
                           Same features as Agent, and Modify
                       Access, PLUS:
                                Able to make sponsorship and
                              placement corrections to database
                              records
                                Limited Management Report capabilities
                            * Query retrieval by title or rank
                       * Query retrieval by state

            EXECUTIVE ACCESS
                   Same features as Agent, Modify, and Management
                 Access, PLUS: -Commission check calculation and printing functions
                                 Printed check summary
                   Commission adjustment and correction capabilities
                                 Ability to credit or debit
                              commissions

                                E-mail capabilities to all Web
                              Owners, as well as query type
                              retrievals for designing different
                              distribution lists, such as by title
                              or rank, by income, etc.
                                Full Management Report capabilities
                              -Query retrieval of various types
                              including but not limited to
                                Title or Rank
                                State
                                Income (i.e. top 100)
                                Activity
                                Types of sales
                                Number of hits to website

            **A notes section on all IR and customer accounts will be required to document entries, revisions and communications.

            Additional Features of the entire system:

            Apex Interactive will be available via pager to provide technical support on a 24-hour basis. Subject to the terms of the Agreement, Apex will perform all technical support for Travel Dynamics database and genealogy.

            Interpretation of Exhibits. The attached Exhibits shall be interpreted liberally to conform to the terms and conditions of the Agreement. In the event any term or provision of this Exhibits is in conflict, or is not otherwise subject to interpretation in a manner consistent with the Agreement, the terms and conditions of the Agreement shall take precedence over any term or condition of these Exhibits.

                              EXHIBIT B

            The fee for phase 1 through 3 for programming and graphic work to modify the Beechwood Research, LLC model known as the "I-Mall" per the specifications in Exhibit "A" and the design notes provided to APEX by Martin J. Matthews, shall be Five Hundred Eighty-Six Thousand Three Hundred Dollars ($586,300), payable as set forth below.

            It is further understood that this cost does not include back end integration of an accounting system that will be decided on by Travel Dynamics and purchased by them. It does not include the design of an inventory management system nor does it include interfacing to the UPS label printing and shipping program currently under modification by United Parcel Service, or the software that will give Travel Dynamics the ability to fax reports or other pages using free web services. These functions will be provided under phase four (4) and will be completed on a time and material basis at the billing rate of $120.00 per man hour, should Travel Dynamics elect to add those features to the system.

            PAYMENT SCHEDULE

            Payment Schedule:

  Description of Milestone            Payment terms                    Amount Due

    n/a                               This is the amount prepaid        $212,500
                                      to Hahn, to be delivered to
                                      APEX by Hahn and credited
                                      towards the fee

    Execution of Agreement            due upon execution of Agreement   $80,650

    Completion of Phase 2             upon receipt of invoice           $146,575

    Product goes live on the Internet upon receipt of invoice           $146,575

    Delivery of Security Tokens       Net 30                            See Section 2.06

    Hosting                           monthly                           See Section 2.05

    Security Gateway pursuant to      Net 30, monthly                   See Section 2.12
    Section 2.12

    Phase 4 work                      Net 30, monthly                   See Section 2.04 and
                                                                        Exhibit A


            Time Periods, Milestones, and Schedules:

            Providing all content, graphics, Logos and approvals are met the following schedule for completion of the project is proposed:

                 1. 1 week after the date hereof: Travel Dynamics shall have delivered to APEX all Project graphics and functional direction per the enclosed specifications in Exhibit "A" established.

                 2.   3 weeks after the date hereof: proposed
                 "I-office" reports shall be presented for review.

                 3.   11 weeks after the date hereof: Product
                 review scheduled with Martin Matthews, James
                 Piccolo and other Travel Dynamics' personnel.

                 4. 12 weeks after the date hereof: final review of the Product and check off meeting on the Product.

                 5. 13 weeks after the date hereof: site goes live and the start of Phase 4.